UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2011

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.

Champaign, Illinois  61820

(Address of principal executive offices) (Zip code)

(217) 365-4516

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

☐	Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders of First Busey Corporation, a Nevada corporation, was held at Busey Bank, 100 W. University Avenue, Champaign, Illinois, on Tuesday, March 1, 2011, at 6:30 p.m., central time.  The meeting was called to seek stockholder approval to issue shares of common stock upon the conversion of the Company’s Series B Convertible Preferred Stock that were sold in the registered direct offering that was completed in late December 2010.

At the meeting, the stockholders voted in favor of the issuance of 7,497,000 shares of the Company’s common stock upon the conversion of 318.6225 shares of our Series B Convertible Preferred Stock.  No other matters were voted upon at the meeting.

The final results of voting are as follows:

The approval of the issuance of 7,497,000 shares of the Company’s common stock upon the conversion of 318.6225 shares of Series B Convertible Preferred Stock

Votes For                                Votes Against                                           Abstentions                                Broker Non-Votes
54,535,020                                    822,924                                     85,497                                           54,993

As a result of the vote, on March 4, 2011, the Company converted 318.6225 shares of Series B Convertible Preferred Stock into 7,497,000 shares of the Company’s common stock.  As of March 4, 2011, following the issuance of the common stock, the Company had 86,596,527 shares of common stock issued and outstanding and no shares of Series B Convertible Preferred Stock remained outstanding.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011 First Busey Corporation

By:/s/ David B. White
Name:  David B. White
Title:    Chief Financial Officer